Exhibit 3.1


                       ARTICLES OF INCORPORATION
                                  OF
                   CAPITOL GROUP HOLDINGS CORPORATION


         Name of Corporation:  Capitol Group Holdings Corporation

         Resident Agent Name and Street Address:

                  Frank J. Dobrucki
                  2887 Green Valley Pkwy. #320
                  Henderson, Nevada 89014

         Number of Shares with par value:  200,000,000 par value .001

         The First Board of Directors/Trustees shall consist of one member whose name and address is as follows:

                  Frank J. Dobrucki
                  2887 Green Valley Pkwy. #320
                  Henderson, Nevada 89014

         The purpose of the Corporation shall be general business.

         Number of additional pages attached:  0

         Name, Address and Signature of Incorporator:

                  Frank J. Dobrucki
                  2887 Green Valley Pkwy. #320
                  Henderson, Nevada 89014

         This instrument was acknowledged before me on January 16, 2002 by Frank
J. Dobrucki, as incorporator.

                                      /s/Rich R. Coll
                                      ------------------------------------------
                                      Notary Public Signature



         I, Frank J. Dobrucki hereby accept appointment as Resident Agent for the above named corporation.

                                       /s/ Frank J. Dobrucki
                                       -----------------------------------------
                                       Signature of Resident Agent

                                       Date:    January 16, 2002
                                       - ---------------------------------------